Exhibit 3.57(a)

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

FEB 02 1999 No. C 1170-86
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

ASSOCIATE CLUBS PUBLICATIONS, INC.

We the undersigned as President and Secretary of ASSOCIATE CLUBS PUBLICATIONS, INC. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 4th day of January, 1999, adopted a resolution to amend the original Articles of Incorporation, as follows:

Article I shall be amended to read as follows:

The name of this corporation is: “ClubCorp Publications, Inc.”.

The number of shares of the corporation outstanding and entitled to vote on such amendment to the Articles of Incorporation is 1,000; that the said change of name and amendment to the Articles of Incorporation has been consented to and approved by a majority vote of the stockholders holding at least a majority or stock outstanding and entitled to vote thereon at a special meeting of Shareholders duly convened and held on January 4, 1999.

Dated: January 4, 1999.

ASSOCIATE CLUBS PUBLICATIONS, INC.

	By:	/s/ Gerry Smith
Gerry Smith, President

	By:	/s/ Thomas T. Hensiee
Thomas T. Hensiee, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, a Notary Public in and for Dallas County, Texas on this 4th day of January, 1999, personally appeared Gerry Smith and Thomas T. Hensiee who, after being by me duly sworn, declared that he was the person who signed the foregoing document as President and Secretary and that the statements contained therein are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 4th day of January, 1999.

/s/ Shannon Bowman
Notary Public, State of Texas

[Notary Public Seal]

FILED	FILING FEE: $75.00
IN THE OFFICE OF THE	BY:	PAGE & ADDISON
SECRETARY OF STATE OF THE		SUITE 700
STATE OF NEVADA		14651 DALLAS PKWY.
DALLAS, TEXAS 75240
FEB 19 1986

WM D. SWACKHAMER SECRETARY OF STATE

/s/ WM D. SWACKHAMER
No. 1170-86

ARTICLES OF INCORPORATION

OF

ASSOCIATE CLUB PUBLICATIONS, INC.

KNOW ALL MEN BY THESE PRESENTS:

That I, the undersigned, for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, do hereby certify that:

ARTICLE I

The name of this corporation is ASSOCIATE CLUB PUBLICATIONS, INC.

ARTICLE II

The principal office and place of business in Nevada of this corporation shall be located at One East First Street, Reno, Nevada 89501, in the County of Washoe.

Offices for the transaction of any business of the corporation, and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country.

ARTICLE III

The nature of the business and objects and purposes proposed to be transacted, promoted or carried on by the corporation are to engage in any lawful activity.

ARTICLE IV

The total authorized capital stock of the corporation shall consist of one thousand (1,000) shares, with a par value of $1.00 per share, all of which shall be entitled to voting power.

ARTICLE V

The members of the governing board of the corporation shall be styled Directors, and the number thereof at the inception of this corporation shall be three (3) or more. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation and the statutes of the State of Nevada. Directors need not be shareholders, but shall be full age and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualified are as follows:

Names	Addresses

Murry E. Page	14651 Dallas Parkway, Suite 700 Dallas, Texas 75240

Randolph D. Addison	14651 Dallas Parkway, Suite 700 Dallas, Texas 75240

John M. Theirl	14651 Dallas Parkway, Suite 700 Dallas, Texas 75240

ARTICLE VI

The capital stock of the corporation, after the amount of the subscription price has been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE VII

This corporation shall have perpetual existence.

ARTICLE VIII

The name and address of the incorporator signing these Articles of Incorporation is as follows:

Name	Address

Murry E. Page	14651 Dallas Parkway, Suite 700 Dallas, Texas 75240

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 13th day of February 1986.

/s/ Murry E. Page
Murry E. Page

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

On this 13th day of February, 1986, personally appeared before me, a Notary Public in and for said County and State, MURRY E. PAGE, who acknowledged to me that he is the individual who executed the foregoing document, and that he did so freely and voluntarily and for the uses and purposes therein mentioned.

[Notary Public Seal]	/s/ Lynn Zimmermann
Notary Public, State of Texas

FILED	FILING FEE: $50.00
IN THE OFFICE OF THE	BY:	PAGE & ADDISON
SECRETARY OF STATE OF THE		14651 DALLAS PARKWAY
STATE OF NEVADA		SUITE 700
DALLAS, TEXAS 75240
MAR 20 1986

WM D. SWACKHAMER SECRETARY OF STATE

/s/ WM D. SWACKHAMER
No. 1170-86

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

ASSOCIATE CLUB PUBLICATIONS, INC.

Pursuant to the laws of the State of Nevada, the undersigned corporation adopts the following Articles of Amendment which change the name of the corporation from ASSOCIATE CLUB PUBLICATIONS, INC. to ASSOCIATE CLUBS PUBLICATIONS, INC.

ARTICLE ONE

The name of the corporation is ASSOCIATE CLUB PUBLICATIONS, INC.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the incorporator of the corporation on March 12, 1986.

‘‘The name of the corporation ASSOCIATE CLUB PUBLICATIONS, INC. is hereby changed to ASSOCIATE CLUBS PUBLICATIONS, INC.”

ARTICLE THREE

No shares have been issued.

ASSOCIATE CLUB PUBLICATIONS, INC.

By	/s/ Murry E. Page
Murry E. Page, Incorporator

STATE OF TEXAS	*
*
COUNTY OF DALLAS	*

Before me, a notary public, on this day personally appeared Murry E. Page, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office this 12th day of March, 1986.

/s/ Linda L. Blanton
Notary Public, State of Texas

My Commission Expires:
1-12-89

[Notary Public Seal]

CERTIFICATE OF MERGER

MERGING

ASSOCIATE CLUB PUBLICATIONS, INC.

(A TEXAS CORPORATION)

INTO

ASSOCIATE CLUBS PUBLICATIONS, INC.

(A NEVADA CORPORATION)

FILED AT THE REQUEST OF:

RENO CARSON MESSENGER SERVICE
527 LANDER STREET
RENO, NEVADA 89509

FILING DATE 4-21-86
FILING FEE: $50.00
FILE #1170-86

FILED	FILING FEE: $50.00
IN THE OFFICE OF THE	BY:	RENO CARSON MESSENGER SE
SECRETARY OF STATE OF THE		527 LANDER STREET
STATE OF NEVADA		RENO, NEVADA 89509

APR 21 1986

WM D. SWACKHAMER SECRETARY OF STATE

/s/ WM D. SWACKHAMER
No. 1170-86

CERTIFICATE OF MERGER

OF

ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS)

AND

ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA)

Pursuant to the provisions of 78.010-78.790 of the Nevada Revised Statutes of Nevada, the undersigned foreign and domestic corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

1.                          The name of the undersigned corporations and the States under the laws of which they are respectively organized are.

Name of Corporation	State

Associate Club Publications, Inc.	Texas
Associate Clubs Publications, Inc.	Nevada

2.                          The laws of the State under which such foreign corporation is organized permit such Merger.

3.                          The name of the surviving corporation is ASSOCIATE CLUBS PUBLICATIONS, INC., is to be governed by the laws of the State of Nevada, its Articles of Incorporation shall remain the same and not be amended.

4.                          The Plan of Merger attached hereto was approved by the undersigned domestic corporation in the manner prescribed by the Texas Business Corporation Act, and was approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with 78.0100-78.790 of the Nevada Revised Statutes of Nevada.

5.                          The number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

	Number	Entitled to Vote As a Class
Name of Corporation	of Shares Outstanding	Designation of Class	Number of Shares

Associate Club Publications, Inc. (Texas)	1,000	Common	1,000

6.                          The total number of shares voted for and against such Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan, respectively, are as follows:

NUMBER OF SHARES
	Total	Total	Entitled to Vote As a Class
	Voted	Voted		Voted	Voted
Name of Corporation	For	Against	CLASS	For	Against

Associate Club Publications, Inc. (Texas)	1,000	-0-	Common	1,000	-0-

7.                          ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA), the surviving corporation, hereby (i) agrees that it may be served with process in the State of Nevada in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation; (ii) irrevocably appoints the Secretary of State of Nevada as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to the dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders.

8.                          A fully executed copy of the Agreement of Merger is on file at the principal place of business of the surviving corporation at Four Metro Square, 2711 LBJ Freeway, Dallas, Texas 75234. A copy of the Agreement of Merger will be given at no cost to all stockholders of each constituent corporation on request.

9.                          The authorized capital stock of ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA) is 1,000 shares.

DATED this 20th day of February, 1986.

ASSOCIATE CLUBS PUBLICATIONS, INC., a Nevada corporation

By	/s/ Randolph D. Addison
Randolph D. Addison, President

[CORPORATE SEAL]	By	/s/ John M. Theirl
John M. Theirl, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, on this day personally appeared Randolph D. Addison and John M. Theirl, the President and Secretary, respectively, of ASSOCIATE CLUBS PUBLICATIONS, INC., a Nevada corporation, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 20th day of February, 1986.

[Notary Public Seal]	/s/ Lynn Zimmermann
Notary Public, State of Texas

[Printed or Typed Name of Notary]

My Commission Expires:

PLAN AND AGREEMENT OF MERGER

CHANGE IN STATE OF ORGANIZATION ONLY

ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS)

INTO

ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA)

PLAN AND AGREEMENT OF MERGER (hereinafter referred to as this “Agreement”), dated as of February 20, 1986, by and between ASSOCIATE CLUBS PUBLICATIONS, INC., a Nevada corporation (hereinafter referred to as “ACP-Nev.”) and ASSOCIATE CLUB PUBLICATIONS. INC., a Texas corporation (hereinafter referred to as “ACP-TX”), said corporations being hereinafter sometimes collectively referred to as the Constituent Corporations”.

W I T N E S S E T H:

WHEREAS, ACP-Nev is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on February 19, 1986, under the name “Associate Club Publications, Inc.”, which was later changed to “Associate Clubs Publications, Inc.” on March 20 1986 through an Amendment to Articles of Incorporation. The registered office of ACP-Nev. being located at One East First Street, County of Washoe, Reno, Nevada 89501; and the name of its registered agent in charge thereof being The Corporation Trust Company of Nevada. ACP-TX is a corporation duly organized and existing under the laws of the State of Texas, having been incorporated on May 28, 1982, under the name “Associate Club Publications, Inc.”, with the registered office of ACP-TX being located at 3333 Golfing Green Drive, Dallas, Dallas County, Texas 75234, and its registered agent being James E. Maser; and

WHEREAS, the authorized capital stock of ACP-Nev. consists of 1,000 shares of Common Stock, par value $1.00 per share; and

WHEREAS, the authorized capital stock of ACP-TX consists of 1,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding; and

WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective shareholders that the Constituent Corporations merge into a single corporation pursuant to this Agreement, and the Constituent Corporations respectively desire to so merge pursuant to this Agreement and pursuant to the applicable provisions of the laws of the States of Nevada and Texas,

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the States of Nevada and Texas, that the Constituent Corporations shall be merged into a single corporation, to wit: ASSOCIATE CLUBS PUBLICATIONS, INC., a Nevada corporation.

one of the Constituent Corporations, which is a new corporation, and which shall continue its corporate existence and be the corporation surviving the merger (said corporation hereinafter being sometimes called the “Surviving Corporation”), and the terms and conditions of the merger hereby agreed upon (hereinafter called the “Merger”) which the parties covenant to observe, keep and perform and the mode of carrying the same into effect are and shall be as hereafter set forth:

ARTICLE I

EFFECTIVE TIME OF THE MERGER

1.01. At the effective time of the Merger, the separate existence of ACP-TX shall cease and ACP-TX shall be merged into the Surviving Corporation. Consummation of this Agreement shall be effected on the date on which a Certificate of Merger in substantially the form annexed hereto as Exhibit “A” is filed in the office of the Secretary of State of the State of Texas and such Certificate of Merger and this Agreement are filed in the office of the Secretary of State of the State of Nevada and the Great Seal of the State is Nevada is affixed thereto, all after satisfaction of the respective requirements of the applicable laws of said states prerequisite to such filings.

ARTICLE II

GOVERNING LAW;

CERTIFICATE OF INCORPORATION

2.01. The laws which are to govern the Surviving Corporation are the laws of the State of Nevada. The Certificate of Incorporation, as heretofore amended, shall, at the effective time of the Merger, remain in effect thereafter until the same shall be further amended or altered in accordance with the provisions thereof.

ARTICLE III

BYLAWS

3.01. The bylaws of ACP-Nev. at the effective time of the Merger shall be the bylaws of the surviving Corporation until the same shall be altered or amended in accordance with the provisions thereof.

ARTICLE IV

DIRECTORS AND OFFICERS

4.01. The directors of ACP-Nev. at the effective time of the Merger shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the authority of the Board of Directors as provided by law and the bylaws of the Surviving Corporation, the officers of ACP-Nev. at the effective time of the Merger shall be the officers of the Surviving Corporation.

ARTICLE V

CONVERSION OF SHARES IN THE MERGER

5.01. The mode of carrying into effect the Merger provided in this Agreement and the manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation are as follows:

5.011. ACP-Nev.’s Common Stock. None of the shares of Common Stock, par value $1.00 per share, of ACP-Nev. have been issued at the effective time of the Merger.

5.012. ACP-TX’s Common Stock. At the effective time of the Merger, each share of Common Stock, par value $1.00 per share, of ACP-TX issued and outstanding shall become one (1) share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and each holder of outstanding Common Stock of ACP-TX, upon surrender to the Surviving Corporation of one or more stock certificates for Common Stock of ACP-TX for cancellation, shall be entitled to receive one or more stock certificates for the full number of shares of Common Stock of the Surviving Corporation into which the Common Stock of ACP-TX so surrendered shall have been converted as aforesaid.

5.013. Surrender of ACP-TX Certificates. As practicable after the Merger becomes effective, the stock certificates representing Common Stock of ACP-TX issued and outstanding at the time the Merger becomes effective may be surrendered for exchange to the Surviving Corporation as above provided. Until so surrendered for exchange, each such stock certificate nominally representing Common Stock of ACP-TX shall be deemed for all corporate purposes to evidence the ownership of the number of shares of Common Stock of the Surviving Corporation which the holder thereof would be entitled to receive upon its surrender to the Surviving Corporation.

5.014. Fractional Interests. No fractional shares of Common Stock of the Surviving Corporation or certificate or scrip representing the same shall be issued.

5.015. Status of Common Stock. All shares of Common Stock of the Surviving Corporation into which shares of Common Stock of ACP-TX are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights relating to such shares of Common Stock of ACP-TX.

ARTICLE VI

EFFECT OF THE MERGER

6.01. At the effective time of the Merger, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all the rights, privileges, immunities, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of said Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of said corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger, and all debts, liabilities and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

ARTICLE VII

ACCOUNTING MATTERS

7.01. The assets and liabilities of the Constituent Corporations as of the effective time of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they shall be carried at that time on the books of the respective Constituent Corporations. The amount of capital of the Surviving Corporation after the Merger shall be equal to the sum of the aggregate par value of the Common Stock that will remain issued upon the Merger. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any legal purposes for which surplus may be used.

ARTICLE VIII

APPROVAL OF SHAREHOLDERS;

FILING OF CERTIFICATE OF MERGER

8.01. This Agreement shall be submitted to the shareholders of ACP-TX and the Board of Directors of ACP-Nev. as provided by law and their respective certificates of incorporation at meetings which shall be held on or before March 31, 1986, or such later date as the Boards of Directors of the Constituent Corporations shall mutually approve. The respective designations and numbers of shares of Common Stock of ACP-TX outstanding on the date hereof and a statement as to the shares of each class of Common Stock of ACP-TX entitled to vote upon the adoption and approval of the Merger are set forth in Exhibit “A” hereto. After such adoption and approval, and subject to the conditions contained in this Agreement, a Certificate of Merger in substantially the form annexed hereby as Exhibit “A” shall be signed, verified and delivered to the Secretary of State of the State of Texas for filing as provided by the Business Corporation Law of the State of Texas and such Certificate of Merger and this Agreement shall be filed with the Secretary of State of the State of Nevada pursuant to the Nevada statutes.

ARTICLE IX

ACP-TX’S REPRESENTATIONS AND WARRANTIES

9.01. ACP-TX represents and warrants to ACP-Nev. as follows:

9.011. Organization, Etc. ACP-TX is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. ACP-TX has corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification.

9.012. Capitalization. ACP-TX’s capitalization consists of 1,000 authorized shares of Common Stock (par value $1.00 per share), of which 1,000 shares are issued and outstanding as of the date hereof. Each issued share is validly issued, fully paid, non-assessable and each outstanding share is entitled to one vote.

9.013. Financial Statements. ACP-TX has delivered to ACP-Nev. copies of its consolidated balance sheet as of December 25, 1985, and related statements of consolidated earnings and retained earnings for the fiscal period ended on such date. All of such financial statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. Such balance sheet presents a true and complete statement as of its date of the financial condition and assets and liabilities of ACP-TX. Except as and to the extent reflected or reserved against therein (including the notes thereto), ACP-TX does not have any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles. The statements of earnings and retained earnings presents a true and complete statement of the results of operations of ACP-TX for the period indicated.

9.014. Further Warranties and Representations.

9.0141. ACP-TX has and on the closing date will have good and marketable title in fee simple to all lands and buildings shown as assets in its records and books of account, free and clear of all liens, encumbrances and charges except as reflected in the aforesaid financial statements and except for current taxes and assessments not delinquent and liens, encumbrances and charges shown in its records and books of account which are not substantial in character or amount, and do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby. ACP-TX has and on the closing date will have valid leases under which it is entitled to occupy and use in its business all real property of which it is lessee, and ACP-TX has no knowledge of any default under any such lease.

9.0142. ACP-TX has and on the closing date will have good and marketable title to the machinery, equipment, merchandise, materials, supplies and other property of every kind, tangible or intangible, contained in its offices, plants and other facilities or shown as assets in its records and books of account, free and clear of all liens, encumbrances and charges except as reflected in the aforesaid financial statements and except for liens, encumbrances and charges, if any, which do not materially detract from the value of or interfere with the use of the properties subject thereto or affected thereby. ACP-TX has and on the closing date will have valid leases under which it is entitled to use in its business all personal property of which it is the lessee, and ACP-TX has no knowledge of any default under any such lease.

9.0143. All taxes imposed by the U.S. or by any foreign country or by any state, municipality, subdivision or instrumentality of the U.S. or of any foreign country or by any other taxing authority which are due or payable by ACP-TX and all price redetermination or renegotiation claims asserted or that may be asserted against it have been paid in full or are adequately provided for by reserves shown in the records and books of account of ACP-TX and will be so paid or provided for on the closing date. ACP-TX has no knowledge of any unassessed tax deficiency proposed or threatened against it.

9.0144. ACP-TX is adequately insured with respect to risks normally insured against by companies similarly situated. All such policies are in full force and effect.

9.0145. There is no suit, action or legal or administrative proceeding pending, or to the knowledge of ACP-TX threatened, against it which, if adversely determined, might materially and adversely affect the financial condition of ACP-TX or the conduct of its business nor is there any decree, injunction or order of any court, governmental department or agency outstanding against ACP-TX having any such effect.

9.0146. ACP-TX is not in default in any material respect under the terms of any material outstanding contract, agreement, lease or other commitment.

9.0147. At the effective time of the Merger, the consummation of the transactions contemplated by this Plan will not result in the breach of any term or provision of or constitute a default under any Indenture, mortgage, deed of trust or other material agreement or instrument to which ACP-TX is a party.

9.0148. ACP-TX has all necessary licenses, franchises, permits and other governmental authorizations and are valid and sufficient for all businesses presently carried on by ACP-TX.

ARTICLE X

ACP-NEV.’S REPRESENTATIONS AND WARRANTIES

10.01. ACP-Nev. represents and warrants to ACP-TX as follows:

10.011. Organization. ACP-Nev. is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. ACP-Nev. has corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification.

10.012. Capitalization. ACP-Nev.’s capitalization consists of 1,000 authorized shares of Common Stock (par value $1.00 per share).

10.013. Shares to be Issued. At the effective time of the Merger, the Surviving Corporation will have duly reserved for issuance a sufficient number of shares of Common Stock of ACP-Nev. to permit conversion, at the basic conversion rate applicable thereto, of such shares of Common Stock, when issued upon such conversion, will be duly and validly authorized and issued and fully paid and non-assessable, and no stockholder of the Constituent Corporations will have any pre-emptive right of subscription or purchase in respect thereof.

10.014. Financial Statements. ACP-Nev. does not have, as of the date hereof, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in corporate financial statements or the notes thereto, prepared in accordance with generally accepted accounting principles.

10.015. Absence of Certain Changes or Events. From February 19, 1986, to the date hereof, there has not been:

10.0151. Any change in the corporate status, businesses, operations or financial condition of ACP-Nev. other than changes in the ordinary course of business, none of which has been materially adverse in relation to ACP-Nev.; and

10.0152. Any declaration, setting aside or payment of any dividend or other distribution with respect to ACP-Nev.’s Common Stock, or any purchase, redemption or acquisition of such stock by ACP-Nev.; and

10.0153. Any other event or condition of any character which has materially and adversely affected the corporate status, businesses, operations or financial condition of ACP-Nev. taken as a whole.

10.016. Proxy Statement Information. The information provided and to be provided by ACP-Nev. to ACP-TX for use in the proxy statement to be used by ACP-TX in connection with the Merger does not and will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and does not and will not omit to state any material fact necessary in order to make the statements therein not false or misleading.

10.017. Litigation and Proceedings. There is no suit, action or legal or administrative proceeding pending, or to the knowledge of ACP-Nev. threatened against it, which, if adversely determined, might materially and adversely affect the financial condition of ACP-Nev. or the conduct of its business nor is there any decree, injunction or order of any court, governmental department or agency outstanding against ACP-Nev.

10.018. Material Contracts. ACP-Nev. is not in default in any material respect under the terms of any material outstanding contract, agreement, lease or other commitment.

10.019. No Conflict with Other Instruments. At the effective time of the Merger, the consummation of the transactions contemplated by this Plan will not result in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust or other material agreement or instrument to which ACP-Nev. is a party.

10.0110. Governmental Authorizations. ACP-Nev. has all necessary licenses, franchises, permits and other governmental authorizations and such are valid and sufficient for all businesses presently carried on by ACP-Nev.

10.0111. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by ACP-Nev. directly with ACP-TX and without the intervention of any other person, either as a result of any act of ACP-Nev. or otherwise to the knowledge of ACP-Nev., in such manner as to give rise to any valid claim against either of the parties for a finder’s fee, brokerage commission or other like payment.

ARTICLE XI

CONDUCT OF BUSINESS PENDING THE MERGER

11.01 From and after the date of this Agreement and prior to the effective time of the Merger, neither of the Constituent Corporations will, without the prior written consent of the other: (i) amend its Certificate of Incorporation or Bylaws except as may be necessary to enable it to carry out the provisions of this Agreement, (ii) engage in any material activity or transaction or incur any material obligation (by contract or otherwise) except in the ordinary course of business, (iii) issue rights or options to purchase or subscribe to any shares of its capital stock or subdivide or otherwise change any such shares, (iv) issue or sell any shares of its Common Stack or securities convertible into shares of its Common Stock, or (v) declare or pay any dividends on or make any distributions in respect of any shares of its Common Stock. From and after the date of this Agreement and prior to the effective time of the Merger, ACP-TX will use its best efforts to preserve its business organization; to keep available to ACP-Nev. the services of ACP-TX’s present officers and employees; and to preserve for ACP-Nev. the goodwill of ACP-TX’s suppliers, customers and others having business relations with any of them.

ARTICLE XII

ADDITIONAL AGREEMENTS

12.01. The Constituent Corporations further agree as follows:

12.011. Access and Information. ACP-Nev. and ACP-TX hereby agree that each will give to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Merger to all of its properties, books, contracts, commitments and records, and that each will furnish the other during such period with all such information concerning its affairs as such other party may reasonably request. In the event of the termination of this Agreement, each party will deliver to the other all documents, work papers and other material obtained from the other relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, and will use its best efforts to have any information so obtained and not heretofore made public kept confidential.

12.012. Employee Benefit Plans. At the effective time of the Merger, ACP-Nev. will either (i) cause to be continued the ACP-TX Profit-Sharing Plan and all group life, accident, medical, surgical, hospitalization or other insurance plans or programs of ACP-TX as then in effect for the benefit of the employees covered thereby who become employees of the Surviving Corporation, or (ii) cause such employees to be included in corresponding plans or programs with provisions not less favorable than the plans or programs of ACP-TX.

12.013. Expenses. Upon a termination of this Agreement as provided in Section 3 of Article XIII hereof, each party will pay all costs and expenses incurred in its performance of and compliance with all agreements and conditions contained herein on its part to be performed.

12.014. Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of ACP-TX acquired or to be acquired by or as a result of the Merger, the proper officers and directors of ACP-Nev., ACP-TX and the Surviving Corporation, respectively, shall be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of ACP-Nev. or the Surviving Corporation to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purposes of this Agreement.

ARTICLE XIII

CONDITIONS PRECEDENT;

TERMINATION; GENERAL PROVISIONS

13.01. Conditions Precedent to ACP-Nev.’s Obligation. The obligation of ACP-Nev. to effect the Merger shall be subject to the following conditions (which may be waived in writing by ACP-Nev.):

13.011. The representations and warranties of ACP-TX herein contained shall be true as of and at the effective time of the Merger with the same effect as though made at such time; ACP-TX shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the effective time of the Merger.

13.012. No material change in the corporate status, businesses, operations or financial condition of ACP-TX shall have occurred since December 25, 1985 (whether or not covered by insurance), other than changes in the ordinary course of business, none of which has been materially adverse in relation to ACP-TX, taken as a whole, and no other event or condition of any character shall have occurred or arisen since that date which shall have materially and adversely affected the corporate status, businesses, operations or financial condition of ACP-TX, taken as a whole.

13.013. ACP-Nev. shall have received such written consents and confirmations (or opinions of counsel to the effect that such consents or confirmations are not required) as it may reasonably request to the effect that the Surviving Corporation will succeed upon consummation of the Merger to all of ACP-TX’s right, title and interest in and to its material contracts, agreements, leases and other commitments and that the Surviving Corporation shall possess and enjoy all material licenses, franchises, permits and other governmental authorizations possessed by ACP-TX at the date hereof.

13.014. Any and all permits, approvals and other action of the Secretary of State of the State of Nevada and of any other jurisdiction required for the lawful consummation of the Merger shall have been obtained, and no such permit, approval or other action shall contain any provision which in the judgment of ACP-Nev. shall be unduly burdensome.

13.02.  Conditions Precedent to ACP-TX’S Obligation. The obligation of ACP-TX to effect the Merger shall be subject to the following conditions (which may be waived in writing by ACP-TX):

13.021.  The representations and warranties of ACP-Nev. herein contained shall be true as of and at the effective time of the Merger, with the same effect as though made at such time; ACP-Nev. shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the effective time of the Merger.

13.022.  No material change in the corporate status, businesses, operations or financial condition of ACP-Nev. shall have occurred since February 19, 1986 (whether or not covered by insurance), other than changes in the ordinary course of business and changes permitted by Article XI hereof, none of which has been materially adverse in relation to ACP-Nev., taken as a whole, and no other event or condition of any character shall have occurred or arisen since that date which shall have materially and adversely affected the corporate status, businesses, operations or financial condition of ACP-Nev. taken as a whole.

13.03. Termination and Abandonment. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the effective time of the Merger, whether before or after adoption or approval of this Agreement by the shareholders of the Constituent Corporations under any one or more of the following circumstances:

13.031.  By the mutual consent of the Boards of Directors of the Constituent Corporations;

13.032.  By ACP-Nev. if, prior to the effective time of the Merger, the conditions set forth in Section 13.01 of this Article XIII shall not have been met;

13.033.  By ACP-TX, prior to the effective time of the Merger, the conditions set forth in Section 13.02 of this Article XIII shall not have been met;

13.034.  By either of the Constituent Corporations if any action or proceeding before any court or other governmental body or agency shall have been instituted or threatened to restrain or prohibit the Merger and such Constituent Corporation deems it advisable to proceed with the Merger; and

13.035.  By either of the Constituent Corporations if the requisite approval of both Constituent Corporations shall not have been obtained on or before April 15, 1986, or if the Certificate of Merger and this Agreement shall not have been filed as provided in Article I hereof on or before April 20, 1986.

Upon any such termination and abandonment, neither party shall have any liability or obligation hereunder to the other.

13 04.  General.  The headings in this Agreement shall not affect in any way its meaning or interpretation. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13 05.  Amendments.  Any of the terms or conditions of this Agreement may be modified or waived at any time before the effective time of the Merger by the party which is, or the shareholders of which are, entitled to the benefit thereof upon the authority of the Board of Directors of such party, provided that any such modification or waiver shall in the judgment of the party making it not affect substantially or materially and adversely the benefits to such party or its shareholders intended under this Agreement.

IN WITNESS WHEREOF, this Agreement has been signed by a majority of the directors of each of the Constituent Corporations and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary, all as of the day and year first above written.

A majority of the directors of ASSOCIATE CLUBS PUBLICATIONS, INC.

ASSOCIATE CLUBS PUBLICATIONS, INC.	/s/ Murry E. Page
Incorporated 1986 (Nevada)	Murry E. Page

[Corporate Seal]	/s/ John M. Theirl
John M. Theirl

Attest:	/s/ Randolph D. Addison
Randolph D. Addison
/s/ John M. Theirl
John M. Theirl, Secretary

A majority of the directors of ASSOCIATE CLUB PUBLICATIONS, INC.

ASSOCIATE CLUB PUBLICATIONS, INC.	/s/ James E. Maser
Incorporated 1982 (Texas)	James E. Maser

[Corporate Seal]	/s/ Jerry W. Dickenson
Jerry W. Dickenson

Attest:	/s/ Richard S. Poole
Richard S. Poole
/s/ Randolph D. Addison
Randolph D. Addison, Secretary

The foregoing Plan and Agreement of Merger, having been duly executed by a majority of the directors of ACP-Nev. and ACP-TX, respectively, under the corporate seals of the respective corporations, and the said Plan and Agreement, of Merger having been duly approved or adopted by the Boards of Directors, and duly approved or adopted by the stockholders of ACP-TX in the manner provided by the laws of their respective states of incorporation, the Chairman of the Board and the President and the Secretary of said corporations do now execute this Plan and Agreement of Merger under the respective seals of said corporations by the authority of the directors of each and the stockholders of ACP-TX, as the act, deed and agreement of each of said corporations on this 20th day of February, 1986.

ASSOCIATE CLUBS PUBLICATIONS, INC. (Nevada)

	By	/s/ Murry E. Page
Murry E. Page Chairman of the Board

	By	/s/ Randolph D. Addison
Randolph D. Addison, President

[CORPORATE SEAL]	By	/s/ John M. Theirl
John M. Theirl, Secretary

ASSOCIATE CLUB PUBLICATIONS, INC. (Texas)

	By	/s/ James E. Maser
James E. Maser Chairman of the Board

	By	/s/ Richard S. Poole
Richard S. Poole, President

[CORPORATE SEAL]	By	/s/ Randolph D. Addison
Randolph D. Addison, Secretary

CERTIFICATE OF MERGER

OF

ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS)

AND

ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA)

Pursuant to the provisions of 78.010-78.790 of the Nevada Revised Statutes of Nevada, the undersigned foreign and domestic corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

1.                                       The name of the undersigned corporations and the States under the laws of which they are respectively organized are:

Name of Corporation	State

Associate Club Publications, Inc.	Texas
Associate Clubs Publications, Inc.	Nevada

2.                                       The laws of the State under which such foreign corporation is organized permit such Merger.

3.                                       The name of the surviving corporation is ASSOCIATE CLUBS PUBLICATIONS, INC., is to be governed by the laws of the State of Nevada, its Articles of Incorporation shall remain the same and not be amended.

4.                                       The Plan of Merger attached hereto was approved by the undersigned domestic corporation in the manner prescribed by the Texas Business Corporation Act, and was approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with 78.0100-78.790 of the Nevada Revised Statutes of Nevada.

5.                                       The number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

	Number	Entitled to Vote As a Class
Name of Corporation	of Shares Outstanding	Designation of Class	Number of Shares

Associate Club Publications, Inc. (Texas)	1,000	Common	1,000

6.                                       The total number of shares voted for and against such Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan, respectively, are as follows:

EXHIBIT "A" - page 1 of 6 pages

NUMBER OF SHARES
	Total	Total	Entitled to Vote As a Class
	Voted	Voted		Voted	Voted
Name of Corporation	For	Against	CLASS	For	Against

Associate Club Publications, Inc. (Texas)	1,000	-0-	Common	1,000	-0-

7.                                       ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA), the surviving corporation, hereby (i) agrees that it may be served with process in the State of Nevada in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation; (ii) irrevocably appoints the Secretary of State of Nevada as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to the dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders.

8.                                       A fully executed copy of the Agreement of Merger is on file at the principal place of business of the surviving corporation at Four Metro Square, 2711 LBJ Freeway, Dallas, Texas 75234. A copy of the Agreement of Merger will be given at no cost to all stockholders of each constituent corporation on request.

9.                                       The authorized capital stock of ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA) is 1,000 shares.

DATED this 20th day of February, 1986.

ASSOCIATE CLUBS PUBLICATIONS, INC., a Nevada corporation

By
Randolph D. Addison, President

[CORPORATE SEAL]	By
John M. Theirl, Secretary

EXHIBIT "A" - page 2 of 6 pages

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, on this day personally appeared Randolph D. Addison and John M. Theirl, the President and Secretary, respectively, of ASSOCIATE CLUBS PUBLICATIONS, INC., a Nevada corporation, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 20th day of February, 1986.

Notary Public, State of Texas

[Printed or Typed Name of Notary]

My Commission Expires:

EXHIBIT "A" - page 3 of 6 pages

CERTIFICATE OF MERGER

OF

ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS)

AND

ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA)

The below named domestic and foreign corporations adopt the following certificate of merger for the purpose of merging them into ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA) pursuant to V.A.T.S., Article 5.03, Business and Commerce, Vol. 3A.

1.                                       The Plan of Merger attached hereto and made a part hereof by reference was approved by the stockholders of the undersigned corporation in the manner prescribed by statute.

2.                                       The number of shares outstanding, the designation and number of outstanding shares of each class entitled to vote as a class on such plan, and the number of shares voted for and against such plan, respectively, are as follows:

	Number	Entitled to Vote As a Class
Name of Corporation	of Shares Outstanding	Designation of Class	Number of Shares

Associate Club Publications, Inc. (Texas)	1,000	Common	1,000

NUMBER OF SHARES
	Total	Total	Entitled to Vote As a Class
	Voted	Voted		Voted	Voted
Name of Corporation	For	Against	CLASS	For	Against

Associate Club Publications, Inc. (Texas)	1,000	-0-	Common	1,000	-0-

3.                                       ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA), the surviving corporation, agrees that it may be served with process in the State of Nevada in any proceeding for the enforcement of any obligation of any domestic or any foreign corporation, previously amenable to suit in the State of Texas, which is a party to the merger, and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such domestic corporation against ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA), the surviving corporation.

EXHIBIT "A" - page 4 of 6 pages

4.                                       ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA), the surviving corporation, hereby makes an irrevocable appointment of the Secretary of State of the State of Nevada as its agent to accept service of process in any proceeding mentioned in Paragraph 3. The post office address to which the Secretary of State shall mail a copy of process in any such proceeding is P.O. Box 819012, Dallas, Texas 75381.

5.                                       ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA), the surviving corporation, further agrees that it will promptly pay the dissenting stockholders of the Texas corporation which has merged with ASSOCIATE CLUBS PUBLICATIONS, INC. (NEVADA), the surviving corporation, the amount, if any, to which they shall be entitled under the provisions of V.A.T.S., Art. 5.03, Business and Commerce, with respect to the rights of dissenting shareholders.

6.                                       The merger is to become effective immediately on the filing of this certificate with the Secretary of State of the State of Texas.

DATED this 20th day of February, 1986.

ASSOCIATE CLUB PUBLICATIONS, INC., a Texas corporation

By
Richard S. Poole, President

[CORPORATE SEAL]	By
Randolph D. Addison, Secretary

ASSOCIATE CLUBS PUBLICATIONS, INC., a Nevada corporation

By
Randolph D. Addison, President

[CORPORATE SEAL]	By
John M. Theirl, Secretary

EXHIBIT "A" - page 5 of 6 pages

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, on this day personally appeared Richard S. Poole and Randolph D. Addison, the President and Secretary, respectively, of ASSOCIATE CLUB PUBLICATIONS, INC., a Texas corporation, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 20th day of February, 1986.

Notary Public, State of Texas

[Printed or Typed Name of Notary]

My Commission Expires:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, on this day personally appeared Randolph D. Addison and John M. Theirl, the President and Secretary, respectively, of ASSOCIATE CLUBS PUBLICATIONS, INC., a Nevada corporation, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 20th day of February, 1986.

Notary Public, State of Texas

[Printed or Typed Name of Notary]

My Commission Expires:

EXHIBIT "A" - page 6 of 6 pages

SECRETARY’S CERTIFICATE

I, Randolph D. Addison, Secretary of ASSOCIATE CLUB PUBLICATIONS. INC. (TEXAS), a corporation organized and existing under the laws of the State of Texas, hereby certify, as such secretary and under the seal of the said coporation, that the Agreement of Merger to which this certificate is attached, after having been duly signed on behalf of said corporation by the President and Secretary of ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS), a corporation of the State of Texas, was duly submitted to the stockholders of said ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS) at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon notice duly given in accordance with the bylaws of said corporation and the laws of the State of Texas, for the purpose of considering and taking action upon said Agreement of Merger, that 1,000 shares of stock of said corporation were on said date issued and outstanding and that the holders of 1,000 shares voted by ballot in favor of said Agreement of Merger and the holders of zero (0) shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS), and the duly adopted agreement of the said corporation.

WITNESS my hand and seal of said ASSOCIATE CLUB PUBLICATIONS, INC. on this 17th day of March, 1986.

[CORPORATE SEAL]	Randolph D. Addison, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, on this day personally appeared Randolph D. Addison, Secretary of ASSOCIATE CLUB PUBLICATIONS, INC., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 17th day of March, 1986.

Notary Public, State of Texas

[Printed or Typed Name of Notary]

My Commission Expires:

2

SECRETARY’S CERTIFICATE

I, Randolph D. Addison, Secretary of ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS), a corporation organized and existing under the laws of the State of Texas, hereby certify, as such secretary and under the seal of the said coporation, that the Agreement of Merger to which this certificate is attached, after having been duly signed on behalf of said corporation by the President and Secretary of ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS), a corporation of the State of Texas, was duly submitted to the stockholders of said ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS) at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon notice duly given in accordance with the bylaws of said corporation and the laws of the State of Texas, for the purpose of considering and taking action upon said Agreement of Merger, that 1,000 shares of stock of said corporation were on said date issued and outstanding and that the holders of 1,000 shares voted by ballot in favor of said Agreement of Merger and the holders of zero (0) shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said ASSOCIATE CLUB PUBLICATIONS, INC. (TEXAS), and the duly adopted agreement of the said corporation.

WITNESS my hand and seal of said ASSOCIATE CLUB PUBLICATIONS, INC. on this 17th day of March, 1986.

/s/ Randolph D. Addison
[CORPORATE SEAL]	Randolph D. Addison, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, on this day personally appeared Randolph D. Addison, Secretary of ASSOCIATE CLUB PUBLICATIONS, INC., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 17th day of March, 1986.

[Notary Public Seal]	/s/ Lynn Zimmermann
Notary Public, State of Texas

[Printed or Typed Name of Notary]

My Commission Expires:

2